As Filed with the Securities and Exchange Commission on September 20, 2000

                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SONIC AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                            56-2010790
  (State or Other Jurisdiction                               (I.R.S. Employer
  Of Incorporation or Organization)                         Identification No.)

  5401 East Independence Boulevard                                    28212
       P.O. Box 18747                                              (Zip Code)
     Charlotte, North Carolina
(Address of Principal Executive Offices)

               SONIC AUTOMOTIVE, INC. EMPLOYEE STOCK PURCHASE PLAN
                    AMENDED AND RESTATED AS OF JUNE 5, 2000
                              (Full Title of Plan)

                               Mr. O. Bruton Smith
                      Chairman and Chief Executive Officer
                             Sonic Automotive, Inc.
                         5401 E. Independence Boulevard
                                 P.O. Box 18747
                         Charlotte, North Carolina 28212
                                 (704) 532-3320
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:

                               Gary C. Ivey, Esq.
                      Parker, Poe, Adams & Bernstein L.L.P.
              2500 Charlotte Plaza, Charlotte, North Carolina 28244
                            Telephone (704) 372-9000

                         CALCULATION OF REGISTRATION FEE
    Title of                     Amount               Proposed Maximum
   Securities                    to be                 Offering Price
to be Registered               Registered               Per Share(1)

Class A Common Stock,         600,000 shares (2)         $ 9.4375
par value $0.01 per
share


 Proposed Maximum             Amount
    Aggregate                   Of
 Offering Price          Registration Fee

 $2,831,250.00(2)           $747.45(2)


 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), based upon the average of the high and low prices of the Registrant's Class A Common Stock reported on the New York Stock Exchange on September 19, 2000 which prices were $9.50 and $9.375, respectively.

 (2) The registrant previously filed a Registration Statement on Form S-8 (File No. 333-49113) on April 1, 1998 (the "April 1998 Form S-8") that covered a total of 300,000 shares of its Class A Common Stock. As a result of a two-for-one stock split that occurred in January of 1999, the April 1998 Form S-8 now covers a total of 600,000 shares of its Class A Common Stock. Pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission, Section G of the Division of Corporate Finance's Manual of Publicly Available Telephone Interpretations (July 1997), as indicated below, the Company is hereby moving 300,000 shares previously registered on the April 1998 Form S-8 to this Form S-8 Registration Statement. In conjunction with the April 1998 Form S-8, the Company paid a filing fee of $1,441.00, $720.50 of which covered the 300,000 shares the Registrant is now moving to this Registration Statement on Form S-8. Consequently, the filing fee of $747.45 is being paid with this Registration Statement only on the 300,000 additional shares now being registered.

This Registration Statement also constitutes a post-effective amendment to the April 1998 Form S-8 to reduce by 300,000 the number of shares registered thereby, and to move those shares to a new Registration Statement on Form S-8.

         This Registration Statement relates to the registration of additional securities relating to an employee benefit plan for which registration statements filed on Form S-8 (File Nos. 333-49113, 333-69907 and 333-81059) were filed by the Company with the Securities and Exchange Commission on April 1, 1998, December 30, 1998 and June 18, 1999, respectively. The contents of the April 1, 1998, December 30, 1998 and June 18, 1999 registration statements, including any amendments thereto, are incorporated herein by this reference.


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Sonic Automotive, Inc. (the "Company," and sometimes referred to herein as the "Registrant") incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 (File No. 1-13395);

     (ii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2000;

     (iii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2000;

     (iv)   the Company's Definitive Proxy Materials dated May 1, 2000;

     (v) the Company's Amended Current Report on Form 8-K/A, filed on January 18, 2000, relating to its Current Report on Form 8-K filed on November 19, 1999;

     (vi) the Company's Amended Current Report on Form 8-K/A, filed on January 27, 2000, relating to its Current Report on Form 8-K filed on December 22, 1999;

     (vii) the Company's Current Report on Form 8-K filed on September 15, 2000; and

     (viii) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 6.  Indemnification of Officers and Directors
         -----------------------------------------

         The Registrant's Bylaws effectively provide that the Registrant shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

         Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         The Company maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Item 8.  Exhibits
         --------

         Exhibit
         Number     Description
         ------     -----------

         4.1 Sonic Automotive, Inc. Employee Stock Purchase Plan Amended and Restated as of June 5, 2000

         5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

         23.1       Consent of Deloitte & Touche LLP

         23.2       Consent of KPMG, LLP

         23.3 Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration Statement)

Item 9.  Undertakings
         ------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         [Signatures begin on next page]

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 15, 2000

                   Sonic Automotive, Inc.

                   BY: /s/ O. Bruton Smith
                      ------------------------------------
                      O. Bruton Smith
                      Chief Executive Officer and Chairman

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Sonic Automotive, Inc., do hereby constitute and appoint Messrs. O. Bruton Smith, Bryan Scott Smith, and Theodore M. Wright, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable Sonic Automotive, Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                               Title                                         Date
             ---------                                               -----                                         ----

                                           Chief Executive Officer (principle executive officer),         September 15, 2000
/s/ O. Bruton Smith                        Chairman and Director
----------------------
O. Bruton Smith

/s/ Thomas A. Price                        Vice Chairman and Director                                     September 15, 2000
----------------------
Thomas A. Price

/s/ B. Scott Smith                         President, Chief Operating Officer and Director                September 15, 2000
----------------------
B. Scott Smith

                                           Chief Financial Officer, Vice President-Finance,               September 15, 2000
                                           Treasurer (Principle Financial and Accounting Officer)
/s/ Theodore M. Wright                     and Director
----------------------
Theodore M. Wright

/s/ Jeffrey C. Rachor                      Executive Vice President of Retail Operations and Director     September 15, 2000
----------------------
Jeffrey C. Rachor

/s/ William R. Brooks                      Director                                                       September 15, 2000
----------------------
William R. Brooks

/s/ William P. Benton                      Director                                                       September 15, 2000
----------------------
William P. Benton

/s/ William I. Belk                        Director                                                       September 15, 2000
----------------------
William I. Belk

/s/ H. Robert Heller                       Director                                                       September 15, 2000
----------------------
H. Robert Heller

                                INDEX TO EXHIBITS

Exhibit
Number              Description
------              -----------

4.1 Sonic Automotive, Inc. Employee Stock Purchase Plan Amended and Restated as of June 5, 2000

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

23.1                Consent of Deloitte & Touche LLP

23.2                Consent of KPMG, LLP

23.3 Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration Statement)